BRITISH COLUMBIA
The Best Place on Earth

Number: BC0864416

CERTIFICATE
OF
AMALGAMATION

BUSINESS CORPORATIONS ACT

I Hereby Certify that AUSEX CAPITAL CORP., incorporation number BC0801421, and LUMEX CAPITAL CORP., incorporation number BC0779399, and TASMAN METALS LTD., incorporation number BC0800904 were amalgamated as one company under the name TASMAN METALS LTD. on October 22, 2009 at 10:26 AM Pacific Time.

Issued under my hand at Victoria, British Columbia
On October 22, 2009

RON TOWNSHEND
Registrar of Companies
Province of British Columbia
Canada

BRITISH COLUMBIA
The Best Place on Earth

Ministry of Finance
BC Registry Services

Mailing Address:
PO BOX 9431 Stn Prov Govt.
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard St.
Victoria BC
250 356-8626

Cover Sheet

Nadia Wechselberger
TASMAN METALS LTD.
GOWLING LAFLEUR HENDERSON LLP
SUITE 2300 - 550 BURRARD STREET
BENTALL 5, BOX 30
VANCOUVER BC V6C 2B5

Confirmation of Service

Form Filed:	Amalgamation Application (Regular)
Date and Time of Filing:	October 22, 2009 10:26 AM Pacific Time
Amalgamation Effective Date:	The amalgamation is to take effect at the time that this application is filed with the Registrar.
Recognition Date and Time:	Amalgamated on October 22, 2009 10:26 AM Pacific Time
Name of Company:	TASMAN METALS LTD.
Incorporation Number:	**BC0864416**

Corporate Online will notify Canada Revenue Agency (CRA) of this amalgamation. CRA will contact you shortly to determine the federal Business Number for your newly amalgamated company.

For assistance or additional information regarding the Business Number, contact Canada Revenue Agency at 1-800-959-5525 from 8:15 a.m. to 8:00 p.m., Monday through Friday, excluding statutory holidays.

This package contains:

- Certified Copy of the Amalgamation Application (Regular)
- Certified Copy of the Notice of Articles
- Certificate of Amalgamation

Check your documents carefully to ensure there are no errors or omissions. If errors or omissions are discovered, please contact the Corporate Registry for instructions on how to correct the errors or omissions.